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        As filed with the Securities and Exchange Commission on December 16, 2002

        Registration No. 333-35519

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ECOLAB INC.
(Exact name of registrant as specified in its charter)

Delaware	41-0231510
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

370 Wabasha Street North St. Paul, Minnesota	55102
(Address of Principal Executive Offices)	(Zip Code)

1995 ECOLAB STOCK RECOGNITION PLAN
(Full Title of the Plan)

Lawrence T. Bell, Esq.
Senior Vice President—Law, General Counsel and Secretary
Ecolab Inc.
370 Wabasha Street North
St. Paul, Minnesota 55102
(651) 293-2981
(Name, address and telephone number,
including area code, of agent for service)

        On September 12, 1997, we filed our Registration Statement on Form S-8, File No. 333-35519, relating to 88,530 shares (177,060 shares after adjusting for our January 15, 1998 2-for-1 stock split) of our common stock (including associated preferred stock purchase rights) under the 1995 Ecolab Stock Recognition Plan (the "Recognition Plan"). The Recognition Plan has been terminated. As of the date of this Post-Effective Amendment No. 1, 54,956 shares have been issued under the Registration Statement, leaving an aggregate of 122,104 shares available for issuance. We are filing this Post-Effective Amendment No. 1 to deregister the remaining 122,104 shares under the Registration Statement that remain unsold as of the date this Post-Effective Amendment No. 1 is filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on December 16, 2002.

ECOLAB INC.

By:	/s/ Allan L. Schuman Allan L. Schuman Chairman of the Board and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on December 16, 2002 by the following persons in the capacities indicated.

Signature	Title
/s/ Allan L. Schuman Allan L. Schuman	Chairman of the Board and Chief Executive Officer (principal executive officer) and Director
/s/ Steven L. Fritze Steven L. Fritze	Senior Vice President and Chief Financial Officer (principal financial officer)
/s/ Daniel J. Schmechel Daniel J. Schmechel	Vice President and Controller (principal accounting officer)

/s/ Timothy P. Dordell
Timothy P. Dordell, as attorney-in-fact for Les S. Biller, Jerry A. Grundhofer, Stefan Hamelmann, James J. Howard, William L. Jews, Joel W. Johnson, Jochen Krautter, Ulrich Lehner, Jerry W. Levin and Robert L. Lumpkins	Directors

ECOLAB INC.
REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit No.	Item	Method of Filing
24.1	Powers of Attorney	Filed herewith electronically.

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SIGNATURES
ECOLAB INC. REGISTRATION STATEMENT ON FORM S-8 INDEX TO EXHIBITS